Exhibit 10.25

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of March 21, 2016, by and among American Media, Inc., a Delaware corporation (the “Company”), Omega Charitable Partnership, L.P. and certain funds and accounts managed by Chatham Asset Management, LLC (collectively, the “Noteholders”). The Company and the Noteholders are collectively referred to herein as the “Parties” and individually as a “Party,” as the context requires.

WHEREAS, the Noteholders own $58,898,000 in aggregate principal amount of the Company’s 11 1/2% First Lien Senior Secured Notes due 2017 (the “First Lien Notes”), issued pursuant to that certain indenture dated as of December 1, 2010, by and among the Company (as successor-in-interest to AMO Escrow Corporation) and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent (in such capacity, the “Trustee”), as supplemented by the first supplemental indenture dated as of December 22, 2010, the second supplemental indenture dated as of May 13, 2011, the third supplemental indenture dated as of April 25, 2012 and the fourth supplemental indenture dated as of August 15, 2014 (the “Indenture”);

WHEREAS, the Noteholders wish to exchange $58,898,000 in aggregate principal amount of First Lien Notes for $76,025,706 of the Company’s 7.000% Second Lien Senior Secured Notes due 2020 (the “Second Lien Notes”), issued by the Company pursuant to that certain indenture dated as of January 20, 2015, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, in the amounts and for delivery to the entities set forth on Schedule B hereto (the “Exchange”); and

WHEREAS, the Company wishes to issue the Second Lien Notes in exchange for the First Lien Notes upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:

SECTION 1. Exchange of First Lien Notes.

1.1 The Exchange. On and subject to the satisfaction of the terms and conditions and the representations and warranties set forth in this Agreement, on the Closing Date the Company shall, in exchange and as full consideration for the First Lien Notes delivered to the Company by the Noteholders on the Closing Date, issue the Second Lien Notes.

1.2 Closing. The closing of the exchange of the First Lien Notes for the Second Lien Notes (the “Closing”) shall take place no later than March 28, 2016 at 5:00 p.m. (New York time) (the “Closing Date”). On the Closing Date:

(a) the Noteholders shall, surrender, transfer and deliver the First Lien Notes via book-entry delivery in accordance with the instructions received from the Company. The Company shall then provide written order to the Trustee to effect the cancellation of the First Lien Notes in accordance with the terms of the Indenture; and

(b) in exchange for the First Lien Notes delivered by the Noteholders, the Company shall issue and deliver the Second Lien Notes.

The transactions set forth in this Section 1.2 shall be deemed to take place concurrently with each other at the Closing. The Company will not pay or owe any prepayment or redemption premium under the Indenture with respect to the First Lien Notes exchanged for Second Lien Notes.

SECTION 2. Conditions of the Noteholders’ Obligations at the Closing. The obligations of the Noteholders to exchange the First Lien Notes for the Second Lien Notes at the Closing are subject to the satisfaction (or waiver by the Noteholders) as of the Closing of the following conditions:

2.1 Representations and Warranties True. The representations and warranties contained in Section 4 hereof shall be true and correct in all material respects on the date hereof and as of the Closing as though made as of the Closing Date (or, in the case of representations and warranties that are qualified by materiality or a Material Adverse Effect (as defined below), shall be true and correct on and as of the Closing Date).

2.2 Compliance with Covenants. The Company shall have complied in all material respects with all of its covenants and agreements contained herein to be performed by it on or prior to the Closing Date.

2.3 No Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition shall be in effect preventing the consummation by the Company or, to the extent applicable, any Noteholder, of the exchange contemplated hereby, the issuance of the Second Lien Notes or the transactions contemplated hereby intended to be consummated on the Closing Date.

SECTION 3. Conditions of the Obligations of the Company at the Closing. The obligations of the Company to consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by the Company) as of the Closing of the following conditions:

3.1 Representations and Warranties True. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects on the date hereof and as of the Closing as though made as of the Closing Date (or, in the case of representations and warranties that are qualified by materiality or a Material Adverse Effect (as defined below), shall be true and correct on and as of the Closing Date).

3.2 Compliance with Covenants. The Noteholders shall have complied in all material respects with all of their respective covenants and agreements contained herein to be performed by them on or prior to the Closing Date.

3.3 No Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition shall be in effect preventing the consummation by the Company or, to the extent applicable, the Noteholders, of the Exchange, the issuance of the Second Lien Notes or the transactions contemplated hereby intended to be consummated on the Closing Date.

SECTION 4. Representations and Warranties of the Company. As a material inducement to the Noteholders to enter into this Agreement, the Company hereby represents and warrants to the Noteholders as follows:

4.1 Organization; Requisite Authority. The Company is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so organized or qualified or be in good standing would not reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company possesses all requisite power and authority necessary to consummate the transactions contemplated by this Agreement.

4.2 Authorization. The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement, when executed and delivered by the Company in accordance with the terms hereof, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

4.3 Validity of the Second Lien Notes. When issued and delivered in accordance with this Agreement, the Second Lien Notes to be delivered under this Agreement shall be (i) duly and validly authorized, issued and outstanding, and (ii) free and clear of any liens and encumbrances. The Second Lien Notes are being offered and sold pursuant to, and in compliance with, Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

4.4 Broker’s Fees. None of the Company or any of the Company’s officers or directors has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Company or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

SECTION 5. Representations and Warranties of the Noteholders. As a material inducement to the Company to enter into this Agreement, each Noteholder hereby, severally and not jointly, represents and warrants to the Company as follows:

5.1 Organization; Requisite Authority. The Noteholders are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization. The Noteholders possess all requisite power and authority necessary to consummate the transactions contemplated by this Agreement and transfer the First Lien Notes to the Company, free and clear of any lien or encumbrance.

5.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by the Noteholders. This Agreement, when executed and delivered by the Noteholders in accordance with the terms hereof, shall constitute a valid and binding obligation of the Noteholders, enforceable against the Noteholders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

5.3 Ownership. The Noteholders are the beneficial owners of the aggregate principal amount and any and all accrued and unpaid interest thereon, as the case may be, of the First Lien Notes as set forth on Schedule A. The Noteholders further represent that such First Lien Notes are held through the book-entry facilities of DTC by the DTC participants set forth on Schedule A. Upon delivery to the Company of the First Lien Notes, and upon the Noteholders’ receipt of the Second Lien Notes as consideration in respect thereof as set forth herein, in each case, pursuant to this Agreement, good and valid title to the First Lien Notes owned by the Noteholders will pass to the Company, free and clear of any liens, claims, encumbrances, security interests, options or charges of any kind.

5.4 Information; Consultation with Counsel and Advisors. The Noteholders are entering into this Agreement as principal (and not as agent or in any other capacity); none of the Company or any of the Company’s affiliates or agents are acting as a fiduciary for them; they are entering into this Agreement with a full understanding of the terms, conditions and risks thereof and they are capable of and willing to assume those risks. The Noteholders (a) have consulted with their own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent the Noteholders have deemed necessary, (b) have received from the Company all necessary information relating to the Company and its business and had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Company concerning its financial condition and results of operations and the exchange of the First Lien Notes to which this Agreement relates, and any such questions have been answered to their satisfaction, (c) have had the opportunity to review all publicly available records and filings and all other documents concerning the Company that the Noteholders consider necessary or appropriate in making an investment decision, (d) have reviewed all information that they believe is necessary or appropriate in connection with the exchange of the First Lien Notes and (e) have conducted their own due diligence on the Company and the exchange and have made their own investment decisions based upon their own judgment, due diligence and advice from such advisers as the Noteholders have deemed necessary and not upon any view expressed by or on behalf of the Company.

5.5 Broker’s Fees. The Noteholders have not retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Noteholders or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

SECTION 6. Termination. The obligation of the Parties to exchange the First Lien Notes for the Second Lien Notes at the Closing may be terminated at any time prior to the Closing by the mutual written consent of the Parties.

SECTION 7. Fees and Expenses. The Company covenants and agrees with the Noteholders that the Company will pay or cause to be paid, in connection with the transactions contemplated by this Agreement, at the Closing (or if earlier, upon termination of this Agreement), the reasonable and documented fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company.

SECTION 8. Transfer Restrictions. Until the earlier of (i) termination of this Agreement pursuant to Section 6 above or (ii) 12:00 p.m. (New York time) on the date of public announcement of the exchange contemplated hereby by the Company on a Current Report on Form 8-K (which public announcement shall be made prior to 9:00 a.m. (New York time) on the first business day following the Closing), the Noteholders shall not sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of (or offer to undertake any of the foregoing), or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of any Second Lien Notes.

SECTION 9. Miscellaneous.

9.1 Obligations of Noteholders. The obligations hereunder of the Noteholders are several and not joint, and a breach by one Noteholder of the terms of this Agreement shall not release other Noteholders from terms of this Agreement or their obligations hereunder and shall not terminate this Agreement.

9.2 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request.

9.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Party or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.4 Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of facsimile transmission or “pdf” file thereof), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

9.5 Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.” The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

9.6 Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

9.7 Amendment. This Agreement may be amended, modified or supplemented but only in writing (including a writing evidenced by a facsimile transmission or “pdf” file thereof) signed by the Party against which enforcement is sought.

9.8 APPLICABLE LAW; WAIVER OF JURY TRIAL; THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE. THE PARTIES HERETO AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT.

9.9 Submission to Jurisdiction. Each Party agrees that any suit, action or proceeding bought by it against the other Party arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

9.10 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be sent to the Company and the Noteholders at the addresses set forth below:

The Company:

American Media, Inc.
1000 American Media Way
Boca Raton, Florida 33464
Attention:	Chris Polimeni, Executive Vice President - Chief Financial Officer
and Treasurer
Email:	cpolimeni@amilink.com
Fax:	(877) 569-5998

and

American Media, Inc.
4 New York Plaza
New York, New York 10004
Attention:	Eric Klee, Esq., General Counsel
Email:	eklee@amilink.com
Fax:	(212( 743-6590

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:	Andrew N. Rosenberg, Esq. and Trace A. Zaccone, Esq.
Email:	arosenberg@paulweiss.com and tzaccone@paulweiss.com
Fax:	(212) 757-2553

The Noteholders:

To the Address under the Noteholders' name on Schedule A attached hereto

9.11 No Construction Against Draftsperson. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(Signatures on next page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

AMERICAN MEDIA, INC.

/s/ Christopher V. Polimeni
Name:	Christopher V. Polimeni
Title:	Executive Vice President, Chief Financial Officer and Treasurer

OMEGA CHARITABLE PARTNERSHIP, L.P.

By:	Omega Associates, LLC, the general partner

/s/ Edward Levy
Name:	Edward Levy
Title:	Authorized Member

FASF FRANKLIN K2 ALTERNATIVE STRATEGIES FUND

By:	Chatham Asset Management, LLC
Sub-Advisor

By:	/s/Anthony Melchiorre
Name: Anthony Melchiorre
Title: Managing Member

FTIF FRANKLIN K2 ALTERNATIVE STRATEGIES FUND

By:	Chatham Asset Management, LLC
Sub-Advisor

By:	/s/Anthony Melchiorre
Name: Anthony Melchiorre
Title: Managing Member

K2 CHATHAM LIQUID HIGH YIELD MASTER FUND, LTD

By:	Chatham Asset Management, LLC
Sub-Advisor

By:	/s/Anthony Melchiorre
Name: Anthony Melchiorre
Title: Managing Member

FRANKLIN K2 LONG SHORT CREDIT FUND

By:	Chatham Asset Management, LLC
Sub-Advisor

By:	/s/Anthony Melchiorre
Name: Anthony Melchiorre
Title: Managing Member

BLACKSTONE ALTERNATIVE MULTI-STRATEGY SUB-FUND III, LLC

By:	Chatham Asset Management, LLC
Sub-Advisor

By:	/s/Anthony Melchiorre
Name: Anthony Melchiorre
Title: Managing Member

BLACKSTONE DIVERSIFIED MULTI-STRATEGY FUND

By:	Chatham Asset Management, LLC
Sub-Advisor

By:	/s/Anthony Melchiorre
Name: Anthony Melchiorre
Title: Managing Member

SCHEDULE A

11½% First Lien Senior Secured Notes due 2017

$58,898,000
(Aggregate Principal Amount of First Lien Notes exchanged)

Exact Name of Beneficial Owner	DTC Custodian and Participant Number	DTC Custodian Contact	Number of First Lien Notes and Denomination of Note
Omega Charitable Partnership, L.P.	BNP DTC #2154	Michael Zacharia	$25,000,000
		212-471-6861
		michael.zacharia@us.bnpparibas.com
FASF Franklin K2 Alternative Strategies Fund	Bank of New York DTC #901	Rena Poston	$9,983,000
		407-833-5482
		RenaAlyse.Poston@bnymellon.com
FTIF Franklin K2 Alternative Strategies Fund	JPMorgan DTC #352	Kevin O' Neill	$8,958,000
		212-272-3903
		Kevin.Oneill@jpmorgan.com
K2 Chatham Liquid High Yield Master Fund, Ltd.	Goldman Sachs DTC #0005	Robert Romano	$8,780,000
		212-357-9011
		Robert.Romano@gs.com
Franklin K2 Long Short Credit Fund	Bank of New York DTC #901	Rena Poston	$664,000
		407-833-5482
		RenaAlyse.Poston@bnymellon.com
Blackstone Alternative Multi-Strategy Sub Fund III LLC.	State Street DTC #0997	Michael Meldrum	$4,285,000
		617-662-9826
		Michael.meldrum@statestreet.com
Blackstone Diversified Multi-Strategy Fund	State Street DTC #0997	Michael Meldrum	$1,228,000
		617-662-9826
		Michael.meldrum@statestreet.com

SCHEDULE B

Name(s) of Noteholders to which Second Lien Notes will be Issued	Number of Second Lien Notes to be Issued
Omega Charitable Partnership, L.P.	$32,270,071
FASF Franklin K2 Alternative Strategies Fund	$12,886,085
FTIF Franklin K2 Alternative Strategies Fund	$11,563,012
K2 Chatham Liquid High Yield Master Fund , Ltd.	$11,333,249
Franklin K2 Long Short Credit Fund	$857,093
Blackstone Alternative Multi-Strategy Sub Fund III LLC.	$5,531,090
Blackstone Diversified Multi-Strategy Fund	$1,585,106